                                                                   Exhibit 10.21


                           TRADEMARK LICENSE AGREEMENT
                           ---------------------------

         This Agreement, dated as of June 30, 1978, is by and between Lentheric, Inc., a Delaware corporation ("Licensee"), having its principal office at Appleton, Wisconsin, and NCR corporation, a Maryland corporation ("Licensor"), having its principal office at Dayton, Ohio.

         Licensee has purchased, on the date hereof, the business, assets and properties of the Appleton Papers Division of Licensor, but Licensee has not purchased the NCR Trademarks referred to hereinafter and the goodwill associated therewith which are assets and properties of Licensor.

         Licensee wishes to acquire from Licensor, on a royalty-free basis, the exclusive right to use certain trademarks owned by Licensor and heretofore used by Licensor in connection with the business of its Appleton Papers Division, and Licensor wishes to grant such rights on such royalty-free basis to Licensee.

         In consideration of the premises and of the mutual covenants contained herein, and of the payment of $1 by Licensee and other good valuable consideration, the receipt of which is hereby acknowledged by Licensor, the parties hereto do hereby agree as follows:

         1.       Definitions.  Unless the context clearly indicates to the
                  -----------
contrary, the following terms as and wherever used herein, shall have the following meanings:

                  1.1   The "NCR Trademarks" shall mean the following marks:

                        a.    NCR Paper

                        b.    Papier NCR

                        c.    NCR [Logo] paper

                        d.    NCR [Logo] Microscent

                  1.2 The "Products" shall mean chemical carbonless coated paper, coated papers for printing and decorative purposes, coatings of various substrates for technical, industrial and other needs and microencapsulated products.

                  1.3 The "Licensed Rights" shall mean the rights granted to Licensee pursuant to this Agreement.

                  1.4 The "Forms" shall mean forms, paper rolls, tags, labels and products made from chemical carbonless copying paper.

         2.       Grant of Rights.
                  ---------------

                  2.1 Licensor for itself and on behalf of its subsidiaries hereby grants to Licensee, for the terms and upon the conditions hereinafter set forth, subject to the right of termination provided in Article 6 below, and subject to the terms of all licenses and agreements identified on Exhibit A hereto, the exclusive right and license to use the NCR Trademarks in connection with the manufacture, sale and offering for sale of Products throughout the World.

                  2.2 Licensee shall not be required hereafter to pay any royalties or other monies or other consideration whatsoever to Licensor in connection with the grant of Licensed Rights hereunder or the exercise of such Licensed Rights hereafter, it being understood and agreed between Licensor and Licensee that the Licensed Rights granted hereby are and shall at all times be fully-paid.

                  2.3 The Licensed Rights hereby granted constitute only the privilege of using the NCR Trademarks in connection with the Products as the same are now or may hereafter be constituted. The Licensed Rights shall not extend to any other goods or services now or hereafter soled by Licensee.

                  2.4 Licensor reserves unto itself the right to use the mark "NCR" and all variations thereof anywhere in the World in connection with any business or product and to license other companies to do so, and nothing contained herein shall impair in any way Licensor's rights so to use and license the mark "NCR", except for the exclusive rights granted herein, and except as set forth in Section 2.5 hereof.

                  2.5 Licensor agrees that it will not, during or after the term of this Agreement, whether this Agreement terminates at the conclusion of a term hereof or pursuant to Article 6 hereof or otherwise, use the NCR Trademarks in connection with the Products or license any other person or company to do so, except that Licensor may use in all respects the mark "NCR" on Forms but may not use the mark "NCR" followed by the words "paper" or "microscent" on or in connection with any products whatsoever.

                  2.6 The Licensed Rights may be sublicensed by Licensee to its subsidiaries, to B.A.T. Industries Limited, and to all of the subsidiaries of and related companies controlled by B.A.T. Industries Limited, without restriction and without Licensor's consent provided that each sublicensee agrees in writing (for the benefit of Licensor) to comply with all of the provisions of this Agreement. Licensee may no sublicense the Licensed Rights to any other person or company without first obtaining the prior written consent of Licensor.

                  2.7 Licensor agrees that should it sell its business relating to Forms it will not, in connection with that transaction, sell or license the right to use "NCR" in connection therewith.

         3.       Licensee's Acceptance and Exercise of Rights; Acknowledgment
                  ------------------------------------------------------------
of Licensor's Ownership.
-----------------------

                  3.1 Licensee hereby accepts the Licensed Rights granted to it by Licensor in Article 2 hereof and agrees to exercise such Licensed Rights in material compliance with the material terms and conditions of this Agreement. Without limiting the generality of the foregoing, Licensee agrees to use the NCR Trademarks only in connection with the Products.

                  3.2 Licensee agrees that as between Licensor and Licensee the NCR Trademarks are and shall be and remain the sole and exclusive property of Licensor; and that Licensee has and will hereby acquire pursuant hereto no ownership rights in the NCR Trademarks.

                  3.3 The use of the NCR Trademarks by Licensee and any sublicensee of Licensee shall inure to the benefit of Licensor only.

         4.       Term of Grant. The Licensed Rights granted hereunder are for a
                  -------------
period of five years commencing on the date hereof. Licensee shall have the option to renew this license for nineteen additional periods of five years each on the same terms and conditions provided Licensee gives Licensor written notice of each such renewal at least six months prior to the expiration of the initial or any subsequent five-year period.

         5.       Certain Rights of Licensor.
                  --------------------------

                  5.1 Licensee agrees that the quality of Products sold by it under the NCR Trademarks will meet or exceed the quality of the Products previously sold under the NCR Trademarks by the Appleton Papers Division of Licensor. Licensee shall submit representative samples to Licensor of all the Products sold under the NCR Trademarks during February and August of each year. Licensor shall notify Licensee of any deficiency in quality and Licensee shall promptly take action to correct that deficiency and shall supply Licensor with a specimen of the Product with the claimed deficiency in quality remedied.

                  5.2 For the limited purpose of enabling Licensor to supervise the nature and quality of the Products manufactured by Licensee under the NCR Trademarks, Licensee grants to Licensor a right to visit semi-annually the premises of Licensee, upon reasonable notice and during normal business hours, solely for the limited purpose of inspecting the nature and quality of the Products manufactured by Licensee under the NCR Trademarks but not to inspect the manufacturing processes.

                  5.3 Licensee agrees to send to Licensor representative specimens of all labeling, packaging, advertising or other material prepared by Licensee, its agents or sublicensees which makes any use of the NCR Trademarks. Licensor has the right to require changes to be made in such materials for the sole purpose of insuring proper use of the NCR Trademarks and Licensor shall be the sole judge of what shall constitute proper use but shall exercise its judgment reasonably.

         6.       Termination. Licensor may, at its option, terminate this
                  -----------
Agreement and the grant of the Licensed Rights hereunder if there shall occur a material breach by Licensee of any of the material terms and conditions of this Agreement which breach shall continue for a period of six months after Licensee has received written notice thereof from Licensor.

         7.       Registrations. Licensor shall apply to register the NCR
                  -------------
Trademarks in connection with the Products as requested by Licensee, in Licensor's name, and shall maintain existing registrations and all subsequent registrations for the NCR Trademarks in full force and effect during the term of this license to the best of its ability. Licensee agrees to execute and deliver to Licensor, promptly on request, any documents which Licensor may reasonably request to enable or assist Licensor in obtaining and protecting rights under the NCR Trademarks. Licensor shall keep Licensee reasonably and currently advised in writing of all such registrations and similar rights. Licensor agrees to execute and deliver to Licensee, promptly on request, any documents which Licensee may reasonably request to enable or assist Licensee in obtaining the benefit of the rights granted to Licensee herein.

         8.       Infringements.
                  -------------

                  8.1 If Licensor or Licensee receives any information to the effect that any third party is using the NCR Trademarks, or any similar trademark, in connection with the Products, or any similar or related product, it shall immediately give written notice thereof to the other.

                  8.2 In the event such notice is given, the decision as to whether to institute or maintain action rests solely with Licensor, but in reaching any such decision Licensor shall give bona fide and reasonable consideration to the needs of Licensee for protection in its use of the NCR Trademarks.

                  8.3 In the event Licensor decides to institute or maintain any action or proceeding to protect the NCR Trademarks, such action shall be at Licensor's expense except as may otherwise be agreed between Licensor and Licensee. Respecting any monetary recovery for infringement of the NCR Trademarks on the Products in such actions or proceedings, Licensor's total expenses and fees in such an action or proceeding shall be deducted and reimbursed to Licensor from any monetary recovery and, thereafter, any remainder shall belong to and be paid by Licensor to Licensee.

         9.       Miscellaneous.
                  -------------

                  9.1  Notices. All notices, requests and demands to or upon the
                       -------
respective parties hereto shall be deemed to have been given or made when deposited in the mail, first class mail, registered and postage prepaid, or, in the case of telegraphic notice, when delivered to the telegraph company, addressed as set forth below or to such other address as may be hereafter designed in writing by the respective parties hereto:

                          9.1.1   if to the Licensor, to

                                  NCR Corporation
                                  1700 South Patterson Blvd.
                                  Dayton, Ohio 45409
                                  Attention: Vice President and General Counsel

                          9.1.2   if to the Licensee, to

                                  Lentheric, Inc.
                                  P.O. Box 359
                                  Appleton, Wisconsin 54911
                                  Attention:  President
or to such other address as any such party shall notify the other.

                  9.2  No Waiver; Cumulative Remedies; Amendments.
                       ------------------------------------------

No failure to exercise and no delay in exercising, on the part of any party hereto, any right, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided are cumulative and not exclusive of any rights or remedies provided bylaw. No modification, or waiver of any provision of this Agreement nor consent to any departure form the provisions hereof or thereof, shall be effective unless the same shall be in writing from the party so modifying, waiving or consenting and then such waiver or consent shall be effective only in the specific instance and for the purpose for which it is given. No notice to any party shall entitle such party to any other or further notice in other or similar circumstances unless expressly provided for herein. No course of dealing between or among any of the parties shall operate as a waiver of any of their respective rights under this Agreement.

                  9.3  Captions. The captions of the various sections of this
                       --------
Agreement have been inserted only for only for the purposes of convenience, and shall not be deemed in any manner to modify, define, enlarge or restrict any of the provisions of this Agreement.

                  9.4  Survival of Agreements. All agreements, representations
                       ----------------------
and warranties made herein and in any certificates delivered pursuant hereto shall survive the execution and delivery of this Agreement and shall continue in full force and effect.

                  9.5  Successors and Assigns. This Agreement shall be binding
                       ----------------------
upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that this Agreement may not be assigned by Licensee, except in the case of the sale or other disposition of all, or substantially all, of its assets and business relating to the Products, without the prior written consent of Licensor. No assignment of any right or benefits hereunder shall relieve any obligation of the assignor hereunder without the written consent of the other party.

                  9.6  Counterparts.  This Agreement may be executed
                       ------------
simultaneously in two or more counterparts, each of which shall be deemed an original.

                  9.7  Governing Law.  This Agreement shall be construed in
                       -------------
accordance with and governed by the laws of the State of New York without giving effect to the New York conflict of laws principles.

                  9.8  Expenses. Except as otherwise specifically provided
                       --------
herein, each party to this Agreement shall bear and pay its own respective costs and expenses in connection with the preparation, execution and delivery of this Agreement and the transactions contemplated hereby, including, without limitation, any and all legal and accounting fees and expenses.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officer or officers thereunto duly authorized.

                                           LENTHRIC, INC.



                                           By: /s/ [Signature illegible]

                                           NCR CORPORATION



                                           By: /s/ [Signature illegible]

                                                                     EXHIBIT A
                                                                     ---------

                        Certain Licenses and Agreements
                        --------------------------------

1.     Use of NCR Trademark by Mitsubishi Paper Mills.

2. Use of NCR Trademark by ALPHA Spezialpapiere Handelsgesellschaft M.b.H (ALPHA) pursuant to the terms of an agreement between ALPHA and the Appleton Paper Division of Licensor, which has heretofore been furnished to Licensee.

3. Use of NCR Trademark by general sales agents of NCR Corporation located in the following countries:

                        Bermuda                  Bolivia

                        Denmark                  Equador

                        Greece                   Honduras

                        Israel                   Taiwan

                        Venezuela                West Indies
                                                 (Trinidad)

       Such use is authorized pursuant to agreements between Licensor and such agents in substantially the form of the agreement attached hereto as Annex 1. Licensor shall use its best efforts to cause such agents to use the NCR Trademarks only on paper products emanating from Licensee.

4. Use of NCR Trademark by distributors of certain subsidiaries of Licensor which are identified in Annex 2 hereto and the written agreements granting such rights have heretofore been furnished to Licensee. Licensor shall use its best efforts to cause such distributors to use the NCR Trademarks only on paper products emanating from Licensee.

                                                                         ANNEX 1
                                                                    TO EXHIBIT A

[NCR Logo]


                                  INTERNATIONAL
                                 DISTRIBUTORSHIP
                                    AGREEMENT

                     INTERNATIONAL DISTRIBUTORSHIP AGREEMENT

     THIS AGREEMENT made at Dayton, Ohio, U.S.A. to be effective as of __________________ by and between NCR CORPORATION, a Maryland corporation (hereinafter referred to as "COMPANY.") and ___________________________________
(hereinafter referred to as "AGENT"),

     WITNESSES THAT,

     WHEREAS, COMPANY is organized for the purpose, among other things, of the manufacture, sale, lease, maintenance, repair and service of a variety of business systems, business machines, electronic data processing equipment and software, and repair and replacement parts thereof, (hereinafter referred to as the "Products"); and

     WHEREAS, COMPANY believes such purpose can be best accomplished in the area specifically described in Schedule 1 of this Agreement (hereinafter referred to as the "Territory") by the appointment of an independent, adequately capitalized distributor with properly located and well-equipped facilities, and which employs a competent and adequately trained staff and which shall have the exclusive right to sell and service the Products in the Territory; and

     WHEREAS, COMPANY expects such distributor to develop the potential within the Territory for the sale and service of the Products, to assist customers in the selection of appropriate Products for customer use, to provide timely and competent service and support, and to properly maintain good customer relations; and

     WHEREAS, AGENT desires to obtain such exclusive right to sell and service the Products in the Territory, recognizing and acknowledging that satisfactory performance by AGENT will require investment in education and training which has no marketable value outside the performance of this Agreement;

     In consideration of the mutual covenants contained herein, the parties agree as follows:

                                 Selling Rights

     1. Subject to the terms and conditions of this Agreement and subject to such general rules and instructions as COMPANY may issue.

          a. COMPANY hereby grants to AGENT the exclusive right to purchase the Products and parts thereof from COMPANY for sale, lease or other disposition in the Territory. COMPANY further grants to AGENT the exclusive right to provide company-authorized service and maintenance of the Products in the Territory. The exclusive rights granted hereunder shall apply to new Products as well as to Products currently listed in COMPANY's international price list, but AGENT shall not offer for sale or advertise any new Product without first obtaining the written consent of COMPANY.

          b. It is understood and agreed that the sole and exclusive rights granted under this Agreement are personal in character and are not assignable without the written consent of COMPANY. It is further understood and agreed that AGENT shall inform COMPANY of its underlying ownership structure at every level, and shall give COMPANY prior notification of all significant changes at any level of its ownership structure in a manner such that COMPANY will at all times be fully aware of the actual ownership and control of AGENT at each tier in any ownership hierarchy which may exist.

                            Distributor Not An Agent

     2. Notwithstanding the designation of AGENT by that title herein and in COMPANY's general nomenclature, it is mutually agreed that the relationship of the parties shall be and at all times remain one of independent contractors, and that AGENT shall have no authority to assume or create any obligations on COMPANY's behalf in respect to the Products or otherwise. AGENT shall have the right to represent itself as the exclusive distributor of COMPANY in the Territory, but shall not in any way represent itself as having authority to assume or create obligations on behalf of COMPANY.

                                      Term

     3. Unless terminated earlier pursuant to paragraph 13 hereof, this Agreement shall be for an initial term of three years. Thereafter, either party shall have the right to terminate this Agreement at will pursuant to the provisions of paragraph 13 hereof.

                                     Orders

     4. a. Agent shall actively promote the sale of the Products in the Territory. COMPANY shall fill with all practicable dispatch all orders which it may accept under this Agreement, but reserves the right to reject any orders for any reason. COMPANY shall fill all orders from AGENT which it accepts on a priority equal to that with which it fills orders from its own international branches and subsidiaries.

          b. AGENT shall reimburse COMPANY for any reconstruction charges on Products ordered by AGENT which are ordered changed or canceled entirely by AGENT after the manufacturing process of such Products has begun. It is agreed that no reconstruction charges will be claimed when the process of manufacture has not advanced beyond the stage where the work accomplished can be readily diverted to fill other orders.

          c. It is mutually agreed that COMPANY shall not be liable to AGENT for any delay in filling orders, including, by way of example but not limited to, delays caused by strikes, being overcrowded with prior orders, acts of God, and delay in payments by AGENT.

                                     Prices

     5. COMPANY agrees to sell the Products made for international trade to AGENT, and AGENT agrees to pay for such Products as it may from time to time order at the prices established by COMPANY as now in effect or as hereafter may be amended from time to time.

COMPANY reserves the right to alter its prices charged AGENT, but shall give due notice to AGENT of any such alteration, and the date such alteration shall become effective.

                               Delays in Shipment

     6. In the event of any condition beyond the control of COMPANY, including but not limited to, extraordinary traffic conditions, states of belligerency, and inability to obtain any governmental permissions, delays the shipment of any Products ordered under this Agreement, COMPANY reserves the right to defer such shipment until such condition is removed. If AGENT does not cancel such deferred order, COMPANY may charge quarterly interest on the purchase price at the rate according to the COMPANY's policy then prevailing. In the event that such a delay shall extend beyond a reasonable period, as determined by COMPANY, AGENT shall cancel such deferred order upon written notice from COMPANY of not less than thirty (30) days.

                                    Payments

     7. AGENT shall promptly make all payments due under this Agreement by cash against documents, or by certified irrevocable letter of credit guaranteed by a U.S. bank, or upon such other terms as may be established by COMPANY. Payments for Products shall be made in either the currency of the country making shipment or the currency quoted in COMPANY's international price list as shall be determined by COMPANY, or otherwise as shall be determined by mutual agreement.

                              Operation of Business

     8. a. AGENT shall employ sufficient competent technicians, field engineers, programmers, analysts or other maintenance personnel to repair and maintain all Products within the Territory in a manner satisfactory to COMPANY. AGENT shall maintain adequate stocks of supplies and repair parts to enable it to provide such satisfactory service.

          b. COMPANY shall, if requested by AGENT, provide such technical and promotional training, sales support and system service support as COMPANY shall deem appropriate. For such training and support, AGENT shall pay to COMPANY in accordance with COMPANY's prevailing policy and rates.

          c. AGENT agrees to maintain properly equipped premises with suitable fixtures and a competent corps of marketing and maintenance personnel for the furtherance and exclusive sale of the Products.

          d. AGENT shall give with each Product a written warranty or guarantee of its performance in accordance with the terms established by COMPANY, or in accordance with such other terms as may be mutually agreed upon.

                              Sales Of Other Makes

     9. Absent the written consent of COMPANY, AGENT shall not itself, or in association with others, sell or assist in the sale of any new or used products of the kind described herein, except those manufactured and sold to it by COMPANY and those of other manufacturers from whom COMPANY has received selling rights in the Territory, and except those used products which AGENT may take as legitimate trade-ins for other Products.

              Multinational Accounts and Sales in Other Territories

     10. a. AGENT agrees to comply with COMPANY's policies regarding sales in other territories. The parties recognize and acknowledge that such policy may require payments by AGENT to other persons or organizations of a portion or all of the price of Products which AGENT may sell in other territories, and further recognize that such policy may require payments to AGENT of a portion or all of the price of Products sold in the Territory by other persons or organizations.

          b. AGENT further agrees to comply with COMPANY's policy regarding sales to certain customers designated as Multinational Accounts.

                                     Reports

     11. AGENT shall prepare and transmit to COMPANY such reasonable reports as COMPANY shall specify. AGENT shall compile and keep accurately revised, a list of names of all customers already using the Products as well as a list of prospective customers. When requested by COMPANY, AGENT shall transmit the lists referred to herein to COMPANY, without cost to COMPANY.

                                 Confidentiality

     12. Neither party shall disclose information transmitted by the other party which is clearly identified as confidential to any third party. The following information shall not be considered confidential:

          a. Information in the public domain at the time of its transmittal.

          b. Information which becomes a part of the public domain after its transmittal except as a result of the fault of one of the parties.

          c. Information which the transmitting party agrees may be disclosed.

                                   Termination

     13. a. Notwithstanding the provisions of paragraph 3 hereof, AGENT shall have the right to terminate this Agreement at will by serving written notice to COMPANY of not less than one hundred and eighty (180) days. After the expiration of the initial term of this Agreement, either party shall have the right to terminate this Agreement at will by serving written notice upon the other party of not less than one hundred and eighty (180) days.

          b. It is mutually agreed that a material default in the performance of any of the provisions of this Agreement by either party shall give the non-defaulting party the right to terminate the Agreement for cause. In the event that the non-defaulting party chooses to exercise this right, written notice must be given to the other party at least ten (10) days before the date the non-breaching party wishes to terminate.

          c. Any of the following events shall constitute an automatic termination of this Agreement:

               (i) Any governmental act or the judgment or decree of any court of competent jurisdiction which renders impossible or reasonably frustrates the continued performance of the Agreement;

               (ii) The filing by either party of a petition in voluntary bankruptcy in any court of competent jurisdiction;

               (iii) The adjudication, not stayed, discharged, rescinded or reversed within a period of thirty (30) days of either party as a bankrupt by any court of competent jurisdiction.

         In the event of an automatic termination no notice is required to be given to either party.

          d. COMPANY shall have the right to cancel, by giving written notice to that effect to AGENT, any part of the Territory without suspending the provisions of the Agreement with respect to the remaining parts of the Territory. It is mutually agreed that COMPANY will only cancel such parts of the Territory in which AGENT cannot, or is not in the position, adequately to sell, lease, or otherwise dispose of or service the Products, of which COMPANY shall be the sole judge. In the event that COMPANY chooses to exercise this right, written notice must be given to AGENT at least one hundred and eighty (180) days before the effective date of cancellation as indicated in such notice.

          e. COMPANY shall have the right to cancel AGENT's exclusive right to sell, lease, otherwise dispose of or service certain of the Products, which, in the sole judgment of COMPANY, AGENT cannot or is not in the position adequately to sell, lease, otherwise dispose of or service. In the event that COMPANY chooses to exercise this right, written notice must be given to AGENT at least one hundred and eighty (180) days before the effective date of cancellation as indicated in such notice.

                              Rights on Termination

     14. a. In the event of any termination of this Agreement, COMPANY shall have the option to purchase on the effective date of the termination all or any part of the stock and supplies of AGENT which relate to AGENT's COMPANY-related business upon the following terms:

               (i) New Products may be purchased by COMPANY at the net transfer prices based on the then current international price list, plus duties and importing charges, less any necessary repairs or modifications to enable such Products to be sold as new.

               (ii) Used Products may be purchased at the actual cost paid by AGENT to COMPANY, plus duties, importing charges and improvements, less an annual depreciation in accordance with the NCR accounting policy then prevailing. All Products having been leased, loaned, or otherwise in use, but never sold, will be classed as Used.

               (iii) All products received by AGENT as trade-ins may be purchased by COMPANY on the basis quoted in COMPANY's then current international price list.

               (iv) Supplies, repair parts, tools and test equipment may be purchased by COMPANY at cost, plus duties and importing charges.

               (v) All other accessories, equipment and personal property necessary for the carrying on of AGENT's business may be purchased by COMPANY at cost, plus duties and importing charges, less an annual depreciation of not less than ten percent (10%) for each year's use.

          b. In the event of any termination of this Agreement, AGENT shall assign to COMPANY all maintenance agreements, all lease agreements for which NCR has purchased the underlying Products pursuant to item a. of this paragraph, and all contracts for the sale of Products in which the purchase price has been financed and in which Company has purchased the underlying Products pursuant to item a. hereof. In each case in which prepaid amounts have been received by AGENT for any agreement assigned to COMPANY pursuant to this paragraph, AGENT shall pay to COMPANY upon such assignment an amount equal to that portion of the total payments due under such assigned agreement which bears the same relation to such total payments as the period of the agreement assumed by COMPANY bears to the total period of the agreement, but in no event shall such amount exceed the total of any prepayment received by AGENT for each assigned agreement.

          c. As used in this paragraph, the "termination" shall mean the termination of the entire Agreement (paragraphs 13 a., b. and c.), the termination of AGENT's exclusive right to sell the Products in a part of the Territory (paragraph 13 d.), or the termination of AGENT's exclusive right to sell certain of the Products (paragraph 13 e.). In the event of cancellation of part of the Territory, COMPANY's options listed in items a. and b. above shall refer to those Products located in such part of the Territory and/or contracts with customers located in such part of the Territory. In the event of the termination of AGENT's exclusive right to certain of the Products, the options listed in items a. and b. above shall refer to those certain Products.

          d. COMPANY shall have the right to assign any or all of the options listed in items a. and b. of this paragraph to any other person whom it may designate, who shall have the same rights of purchase and delivery as herein provided for COMPANY.

          e. The exercise of any or all the options listed in items a. and b. of this paragraph is accomplished by COMPANY's giving notice by cable or telegram of at least five (5) days to the AGENT.

                 Trade-marks, Patents and Use Of COMPANY's Name

     15. It is agreed that all trade-marks, patents, copyrights, and similar exclusive privileges incident to the business, are the property of COMPANY. In no case, without the express written permission of COMPANY, shall AGENT acquire for itself, or in its name, or on its behalf, the property above described, nor without such permission shall AGENT employ COMPANY's name as descriptive of its business organization. COMPANY hereby grants to AGENT the right to use all COMPANY's trademarks on a royalty-free basis.

                                  Governing Law

     16. It is mutually agreed that any disputes or litigation which may arise under this Agreement will be governed by the laws of and shall be brought in the courts of the State of Ohio, United States of America.

                               Agreement Inclusive

     17. It is mutually agreed that this Agreement covers all contracts and agreements relating to the Territory between the parties, and that all other contracts between the parties which relate to the Territory are hereby terminated. It is further agreed that this Agreement is subject to amendment from time to time, but only written amendments which are duly signed by both parties shall be effective on either party.

                                     Notices

     18. All notices required under this Agreement shall be deemed given if delivered by certified mail at the following addresses:

          TO COMPANY:       NCR Corporation
                            Dayton, Ohio  45479
                            Attn: Vice President, General Sales Agents

          To AGENT:

                                Waiver Of Breach

     19. No waiver of breach of any of the provisions of this Agreement shall be construed to be a waiver of any succeeding breach of the same or any other provision.

                                  Severability

     20. It is mutually agreed that it any part, term, or provision of this Agreement is by the courts held to be illegal or in conflict with any law of the state or country where made, the validity of the remaining portions or provisions shall not be affected, and the rights and obligations of the parties shall be construed as if the Agreement did not contain the particular term or provision held to be invalid.

     IN WITNESS WHEREOF, the said parties have respectively signed this Agreement on the _____ day of _____________________, 19____.

Witness COMPANY:                            NCR CORPORATION (COMPANY)

(1)__________________________________       By:_________________________________


(2)__________________________________


Witness AGENT                               _________________________ (AGENT)

(1)__________________________________       By:_________________________________


(2)__________________________________

                                   SCHEDULE 1

                                    TERRITORY

AGENT:

Effective Date

     In accordance with the provisions of the Agreement dated __________________ between NCR Corporation and __________________________________ the territory is described as follows:



     This Territory Schedule supersedes as of its effective date any previous Territory Schedule.

     Signed by the parties to be effective on the date stated above.

Witness COMPANY:                            NCR CORPORATION (COMPANY)

(1)__________________________________       By:_________________________________


(2)__________________________________


Witness AGENT                               _________________________ (AGENT)

(1)__________________________________       By:_________________________________


(2)__________________________________

                                   SCHEDULE 2

                                   AMENDMENTS

                                                                         ANNEX 2
                                                                    TO EXHIBIT A

                             DISTRIBUTOR AGREEMENTS
                             ----------------------

         France
         ------

         Agreement with Papeteries de Voiron & Des Gorges.

         Germany
         -------

         Agreements in force with the following eight companies:

         Gebruder Rauch GmbH                       Otto Ebert
         7100 Heilbronn                            1000 Berlin 44
         Kreuzackerstr. 16                         Lahnst. 36-38

         Bechtold & Kreuser                        Hartmann & Mittler GmbH
         5000 Koln-Riehl                           8900 Augsburg
         Pasteurstr. 17                            Statzlinger Str. 77

         Georg Fritzsche                           Merkur Papiergrosshandel GmbH
         3011 Empelde                              6670 St. Ingbert
         Apollostr. 10                             Pulvermuhle

         Richard Klippgren & Co.                   Reinhard
         2057 Reinbek                              5870 Hemer
         Gutenbergstr. 23                          Hauptstr. 293-301


         Italy
         -----

         Agreements in force with:

         Mr. Guido Bermani                         Mr. Aldo Mal.berti
         Viale Bianca Maria, 6                     Via Legnone, 54
         20129 Milan                               Milan


         Netherlands
         -----------

         Agreement in force with:

         Hens Papier Groothandel B.V.
         Loubergweg 27
         Eerbeck

         Sweden
         ------

         Agreement in force with Svenskt Papper AB

         Switzerland
         -----------

         Agreements in force with:

         SIHL-Zurcher Papierfabrik an der Sihl
         Giesshubelstrasse 15
         8045 Zurich

         Pfister Papier AG
         Freihofstr. 14
         8048 Zurich

         In addition, there are oral agreements with the following companies, which agreements are believed to be similar to the agreement with Pfister Papier
AG:

         Bachler-Sidler AG                      ADANK & Deiss
         Sagenmattstr. 7                        Hardturmstr. 175
         CH-6002 Luzern                         CH-8005 Zurich


         Bucherer-Kurres u.Co.
         Auf dem Wolf 31
         CH-4052 Basel

                                        2